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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the references to our firm under the caption "Experts" in the Registration Statement (Form S-3) of NCS HealthCare, Inc. for the registration of 1,073,098 shares of its Class A Common Stock and to the incorporation by reference therein of our reports (a) dated August 2, 1996, with respect to the consolidated financial statements of NCS HealthCare, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1996, (b) dated August 20, 1996, with respect to the balance sheet and the related statements of operations and cash flows of IPAC Pharmacy, Inc. included in its Current Report on Form 8-K, as amended, dated August 1, 1996 and (c) dated August 26, 1996, with respect to the combined balance sheet and related combined statements of income and cash flows of Thrifty Medical Systems included in its Current Report on Form 8-K, as amended, dated August 13, 1996, all filed with the Securities and Exchange Commission.

                                                     Ernst & Young LLP

Cleveland, Ohio
June 13, 1997